UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/07/2008

AUSAM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  333-146853

Alberta, Canada	98-0552537
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

13103 FM 1960 West
Suite 210
Houston, TX 77065
(Address of principal executive offices, including zip code)

832-678-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Ausam Energy Corporation ("Ausam" or the "Company") announced today that it has, through its wholly-owned subsidiary Noram Resources, Inc., signed an asset purchase agreement (the "Acquisition Agreement") with a private company to acquire 20% undivided interest in certain oil gas properties which include approximately 19,500 gross acres (13,800 net acres) located in Caddo Parish, Louisiana, Miller County, Arkansas, and Cass and Marion Counties, Texas.

Closing of the purchase is subject to customary terms and conditions, including, but not limited to, satisfactory due diligence as to title and environmental matters. Closing is also dependent upon the Company securing the necessary financing under terms acceptable to the Company's board of directors. There can be no assurance that such financing can be obtained, or if obtained, obtained under acceptable terms.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSAM ENERGY CORPORATION

Date: August 07, 2008	By:	/s/ Mark G. Avery
Mark G. Avery
President and Chief Executive Officer